SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2026, AI Era Corp. (the "Company") entered into two separate Securities Purchase Agreements (each, an "SPA") with accredited investors, pursuant to which the Company issued two Convertible Promissory Notes (each, a "Note") in the aggregate principal amount of $107,000.00. The transactions closed on January 22, 2026, with net proceeds to the Company of $100,000.00 after fees and expenses.

Under the first SPA with Vanquish Funding Group Inc. ("Vanquish"), the Company issued a Note in the principal amount of $57,000.00 for a purchase price of $57,000.00 (with no original issue discount). The Note bears interest at a rate of 10% per annum, matures on October 15, 2026, and is convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), beginning 180 days after issuance, at a conversion price equal to 80% of the lowest trading price of the Common Stock during the 20 trading days prior to conversion, subject to certain adjustments and a 4.99% beneficial ownership limitation. The Note includes standard events of default, upon which the outstanding balance may become immediately due and payable at 150% or 200% of the default amount (depending on the event), plus penalties. Prepayment is permitted within the first 180 days at 120% of the outstanding balance. The Company also executed ancillary documents, including an irrevocable transfer agent instruction letter, officer's certificate, and corporate resolution. From the proceeds, $50,000.00 was disbursed to the Company, $2,500.00 to Naidich Wurman LLP for legal fees, and $4,500.00 retained by Vanquish for due diligence fees.

Under the second SPA with Boot Capital LLC ("Boot Capital"), the Company issued a Note in the principal amount of $50,000.00 for a purchase price of $50,000.00 (with no original issue discount). The terms of this Note are substantially identical to the Vanquish Note, including the interest rate, maturity date, conversion terms, default provisions, and prepayment rights. The Company executed similar ancillary documents. The full $50,000.00 was disbursed to the Company.

The Notes were issued in private transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The proceeds will be used for general working capital purposes. The SPAs provide for potential additional tranches up to $865,000.00 over the next 12 months, subject to mutual agreement. The foregoing descriptions of the SPAs and Notes are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Notes was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Notes was based upon the following factors: (a) the issuance of the Note was an isolated private transaction by us which did not involve a public offering; (b) the Lender is an accredited investor; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lender represented that, among other things, it was acquiring the securities for investment purposes only and not with a view to distribution, it has received information about the Company necessary to make an informed investment decision, and the Lender is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Note will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated January 22, 2026, issued by the Company to Vanquish Funding Group Inc.
4.2	Convertible Promissory Note, dated January 22, 2026, issued by the Company to Boot Capital LLC.
10.1	Securities Purchase Agreement, dated January 22, 2026, by and between the Company and Vanquish Funding Group Inc.
10.2	Securities Purchase Agreement, dated January 22, 2026, by and between the Company and Boot Capital LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Era Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: January 27, 2026

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